UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2020

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CCAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Stock Repurchase Program

As previously disclosed in its Current Report on Form 8-K filed on February 3, 2020, Crescent Capital BDC, Inc. (“Crescent BDC”) has implemented a stock repurchase program (the “Crescent BDC repurchase program”) in connection with its acquisition of Alcentra Capital Corporation. Share repurchases under the program can begin on March 2, 2020, subject to the trading price of Crescent BDC’s common stock on that date. Under the program, Crescent BDC committed to repurchase up to $20 million in the aggregate of its outstanding common stock in the open market at any time the prevailing market price per share of Crescent BDC’s common stock is ten percent (10%) or more below the “Combined NAV.”  “Combined NAV” means (i) until the date that Crescent BDC announces a net asset value (“NAV”) as of a date on or after February 1, 2020, the estimated pro forma combined NAV as of the most recent date announced by the Company (including any estimates of pro forma combined NAV or any updates, corrections or adjustments publicly announced to any previously announced pro forma combined NAV) and (ii) thereafter, the Company’s most recently announced NAV (including any estimates of NAV or any updates, corrections or adjustments publicly announced to any previously announced NAV); provided that, in either case, if the most recently announced NAV provides a range of NAVs, “Combined NAV” means the highest NAV in such range. Under the Crescent BDC repurchase program,  purchases of Crescent BDC common stock in the open market will be subject to certain conditions and conducted in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable securities laws and regulations that set certain restrictions on the method, timing, price, and volume of stock repurchases.

In addition, also as previously disclosed, certain officers of Crescent BDC and employees of Crescent Capital Group have advised Crescent BDC that they expect to implement a separate stock purchase program (the “Crescent employee purchase program”), which will purchase shares of Crescent BDC in the open market on substantially similar terms as the Crescent BDC repurchase program. The Crescent employee purchase program will count towards and reduce dollar for dollar Crescent BDC’s $20 million commitment under the Crescent BDC repurchase program.  It is expected that the Crescent employee purchase program will exceed $3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: February 6, 2020	By:	/s/ George Hawley
	Name:	George Hawley
	Title:	Secretary